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                               CONTRACT GHK-018-00

                           ADMINISTRATOR:COSACOL LTDA.


GHK COMPANY COLOMBIA, TIN 08001854403, branch office of a foreign corporation legally organized under the laws of Colombia through Public Deed No. 0118 of January twenty one (21) of 1993 of the Sixteenth (16) Notary Public's Office of Santafe de Bogota, with domicile in Santafe de Bogota (hereinafter called "GHK"), represented in this act by its Legal representative, Claudia Milena Vaca, identified as shown below his signature, acting with the power to commit GHK in this Contract and COSACOL LTDA, corporation organized through Public deed No. 2199 of 24 of November of 1994 , with domicile in Bogota, (hereinafter called the "ADMINISTRATOR"), represented in this act by its Manager and Legal Representative Rafael Delgado Gonzalez, identified as shown below his signature, acting with the power to commit the ADMINISTRATOR in this CONTRACT, as recorded in the Legal Incorporation and Representation Certificate attached and makes integral part herein, have entered the present CONTRACT, that shall be governed by the relevant regulations of the Civil Code, the Trade Code and. in particular, by the following clauses:

ONE. INTERPRETATIONS ANNEXES AND  DEFINITIONS. -

INTERPRETATIONS:

1.1 In this CONTRACT, and where the context requires so, the words in singular will include the plural and vice-versa. Likewise, for the purpose of this CONTRACT any reference that is made to a decree, law, resolution, statute or regulation will refer to that decree, law, resolution, statute or regulation with their amendments and modifications.

1.2 All terms in capital letters and not defined elsewhere in this CONTRACT, shall have the meaning established below. Such meanings shall apply both to the singular and the plural form of the terms defined:

1.3 In case of conflict or contradiction between the Bid documents GHK-006-00 and the technical proposal and this instrument, the CONTRACT stipulations will prevail. Additionally in case of conflict or contradiction between the Bid documents and the ADMINISTRATOR'S technical proposal, the Bid Documents GHK-006-00 will prevail.


ANNEXES :
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1.4 ANNEX No. 1: Document containing the technical specifications of Bid documents GHK-006-00 including the addendums to the same.

1.5 ANNEX No. 2: Document containing the unit prices that serve as benchmark for contracting of extra works GKK authorizes the ADMINISTRATOR to contract.

1.6 ANNEX No. 3: Document containing the quantities and unit prices of the geotechnical works for the pipeline.

1.7 ANNEX No. 4: Document containing project progress curve.

1.8 ANNEX No. 5: Document containing project program of the ADMINISTRATOR

1.9 ANNEX No. 6: The technical proposal presented by the ADMINISTRATOR dated November 7 2000.

1.10 ANNEX No.7: Procedures. This include the procedure for the operation of the WORKS COMMITTEE, procedure for the operation of the PURCHASES AND CONTRACT COMMITTEE and the procedure for the operation of the payments legalization done by the ADMINISTRATOR with charge to the OLEODUCTO GUADUAS ROTATING FUND.

DEFINITIONS:

1.11 ADMINISTRATOR: The ADMINISTRATOR, its agents, including their personnel, but without limiting to their respective officials, employees, assignees and successors.

1.12. CONTRACTOR: Individual or corporation hired by the ADMINISTRATOR, other than its employees, to perform part of this CONTRACT'S object, provided it has been authorized in advance by GHK.

1.13 PROJECT COST : Summation of all DIRECT COSTS AND INDIRECT COSTS associated with the project execution.

1.14 DIRECT COST: For the effects of the PLUS definition in this contract, it shall be all costs of materials equipment, labor hand, contract and subcontracts incurred in the CONTRACT, that affect the progress of the project and that have a direct relation with the project execution . These costs do not include taxes.

1.15 INDIRECT COST: For the effects of the PLUS definition in this contract, it shall be all costs associated with the project execution but independent of the project progress such as : rentals, public utilities, cafeteria, personnel transport etc. These costs do not include taxes.
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1.16 REAL COST: Summation of all DIRECT COSTS AND INDIRECT COSTS approved and reimbursed by GHK, the PLUS of the project and the IVA on the PLUS.

1.17 OLEODUCTO GUADUAS FUND : Rotating account created to reimburse the payments needed for the execution of the CONTRACT.

1.18 SITE OF THE WORKS: The physical site where the object of this CONTRACT will be developed, corresponding to PF1 Station in Guaduas, the Guaduas Pipeline layout and the Reducing and Metering Station in La Dorada. The ADMINISTRATOR declares knowing THE SITE OF THE WORKS and expressly states having studied it carefully and having considered all the site's factors when preparing his proposal and signing the present CONTRACT.

1.19. PARTY: GHK or the ADMINISTRATOR considered separately.

1.20 PLUS: The revenue that the ADMINISTRATOR will make for the project execution and corresponding to 13% of the COST OF THE PROJECT .

1.21 GHK's REPRESENTATIVE: Person or persons GHK appoints to coordinate all this CONTRACT-related activities with the ADMINISTRATOR.

1.22 ADMINISTRATOR REPRESENTATIVE: Person or persons the ADMINISTRATOR appoints to coordinate all the activities related to this CONTRACT.

TWO. OBJECT. -

The ADMINISTRATOR in a timely and expeditious manner acting in an independent manner, with its own staff, with full administrative, technical, directive and financial autonomy, becomes liable before GHK for the Delegated Administration system to build the Guaduas-La Dorada Pipeline as per this CONTRACT and its annexes in exchange for the price herein stipulated.

THREE. CONTRACT VALUE -

3.1 The present contract has an indetermined quantity and its final value will be the one resulting from liquidating in favor of the ADMINISTRATOR, a PLUS equivalent to thirteen percent (13%) of the PROJECT COST, plus the "IVA" added value Tax over the revenue . The PLUS will be liquidated and payed in Colombian pesos.

3.2 The parties leave express record that PLUS herein is the payment that corresponds to the ADMINISTRATOR for the works executed for GHK in the CONTRACT execution and shall be maintained fixed and unchanged during its enforcement or extensions, if any, without affecting the bonus or malus
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contemplated in this CONTRACT. Consequently, the expressly waives to any right on readjustments, compensations and indemnification and claims filed during the development of the CONTRACT for the concept of the PLUS herein.

FOUR. COST OF THE PROJECT.-

4.1 The PROJECT COST shall be determined by the summation of all DIRECT COSTS AND INDIRECT COSTS imputable to the execution of the contracted works, that were contracted according to the procedures of ANNEX 7 of this CONTRACT and according to the Scope of Work indicated in ANNEX 1. The taxes arising from the execution of the project, shall be paid by GHK but will not be part of the PROJECT'S
COST.


4.2 The REAL COST shall be determined by the summation of the PROJECT COST, the PLUS agreed upon for the ADMINISTRATOR according to the percentage stipulated in the previous clause and the IVA on the PLUS. The calculation of the REAL COST will be made in US dollars and will take into account:

     a. The payments and that are part of the PROJECT COST shall be converted inot US dollars at the exchange rate certified by the "Superintendencia Bancaria" at the date of the invoice of the respective CONTRACTOR.

     b. The PLUS, which is payable in Colombian pesos, shall be converted into US dollars at the exchange rate certified by the "Superintendencia Bancaria" at the date of the invoice by the ADMINISTRATOR.

FIVE. - EXTRA WORKS AND WORK REDUCTIONS. -

5.1 For the calculation of the extra works not included in the Scope of Work of ANNEX 1 and that are approved by GHK prior to execution, the Unit prices of ANNEX 2 will be used.


5.2 Any of the PARTIES may determine the need to conduct extra works, whose approval shall be subject to the following procedure:
a. Should the need to conduct the extra work be determined by the ADMINISTRATOR, he shall provide GHK with a technical opinion justifying the need to conduct such work, and an estimate of its cost as well as the estimated time for its execution.
b. GHK shall analyze the ADMINISTRATOR's technical opinion and shall determine whether the extra works are technically indispensable to guarantee the stability of the works entrusted to the ADMINISTRATOR.
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c. If GHK, despite the ADMINISTRATOR's technical opinion, determines that the proposed works are not indispensable to guarantee the stability of the works, it may deny its approval and the ADMINISTRATROR may not be held responsible for the stability corresponding to the part of the project for which the ADMINISTRATOR estimates extra works are required.
d. Should GHK determine that extra works are technically indispensable, GHK shall ask for an opinion on the impact by those works from the WORKS COMMITTEE during the term of the CONTRACT, after which it shall proceed to determine the approval conditions. In this event, the PARTIES shall sign an Additional Clause to the CONTRACT.

5.3 The cost of any extra works that GHK authorizes will no be part of the PROJECT COST for the effects of determining a bonus of this CONTRACT.

5.4 Should GHK determine a reduction in the works to be performed, as a result of duly supported techniques, the WORKS COMMITTEE shall evaluate the impact on the project's term and cost. The PARTIES shall agree the relevant reduction as to the term and cost, by signing an additional clause to the present CONTRACT, stating the new PROJECT'S COST in order to calculate the bonus foreseen herein.

SIXTH. - COMMITTEES. -

The PARTS will create a WORKS COMMITTEE, and a PURCHASES AND CONTRACT COMMITTEE as per the procedure established in ANNEX 7 of this CONTRACT for its operations.

SEVEN. - OLEDUCTO GUADUAS FUND. -

7.1 Once the present CONTRACT is signed, GHK shall open a joint management account in a Colombian bank with an authorized signature of a GHK representative and of the ADMINISTRATOR. This account will be named OLEDUCTO GUADUAS FUND and with charge to this account all payments to be done by the ADMINISTRATOR due to Contract or purchases made for the project execution, taking into account the procedure for the payments legalization of ANNEX 7 of this CONTRACT. This fund will be fed by GHK with resources in one of its overseas bank account with sufficient resources to meet the fund requirements for the project. Costs incurred as a result of the transfer to the fund's account in Colombia, shall be borne by GHK and shall not be part of the PROJECT'S COST.


7.2 The ADMINISTRATOR authorizes GHK to periodically audit the administration of the OLEDUCTO GUADUAS FUND and the legalizing of the payments by the ADMINISTRATOR.

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7.3 For payments to be made abroad, GHK shall charge them to its checking accounts abroad, pursuant to ANNEX No. 7.

EIGHTH. - CALCULATION OF THE PLUS BY THE ADMINISTRATOR. -

8.1 To calculate the PLUS that corresponds to the ADMINISTRATOR, the 13% will be applied to the accumulated PROJECT COST(Summation of all DIRECT COSTS AND INDIRECT COSTS) to the date of closing of the period. To the result of this calculation, the accumulated previous payments will be subtracted. DIRECT COSTS will be multiplied by the fraction of the real divided by the projected progress. The projected progress curve from which the project progress is measured shall be determined using 120 calendar days from the Kickoff Minute and as cost the sum of NINE MILLION NINE HUNDRED THOUSAND US DOLLARS (US $9,900,000). If, in any event, the project's actual curve exceeds the projected curve, GHK shall not reimburse more than one hundred percent (100%) of reimbursable costs.

8.2 For the calculation of the PLUS, the payments that shall be done in US dollars by purchases or payment to CONTRACTORS shall be converted inot Colombian pesos at the exchanged rate certified by the "Superintendencia Bancaria" at the date of the invoice of the respective purchase or respective CONTRACTOR.

NINE. PAYMENT AND INVOICING BY THE ADMINISTRATOR. -

9.1 For the invoicing of the PLUS, the ADMINISTRATOR will present as support the Minutes of the WORKS COMMITTEE duly approved and stating the fees to be paid to the ADMINISTRATOR, as well as an identification of the PROJECT COSTS that had been legalized via the OLEODUCTO GUADUAS FUND in the terms of this CONTRACT.


9.2 The ADMINISTRATOR shall present within the first five (5) days of each month following the one on which the works or services object of the CONTRACT were performed or rendered an original and two (2) copies of the invoices for the PLUS of the works performed or the services provided together with the Minute of the WORKS COMMITTEE and the identification of the PROJECT COSTS that had been legalized via the OLEODUCTO GUADUAS FUND , at GHK's offices located on Calle 114 No. 9-01 Torre A Oficina 707, Bogota, D.C. The Invoices shall be made in Colombian pesos and will discriminate IVA corresponding to the PLUS.

9.3 Invoices shall be sent to:
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     GHK Company Colombia
     Accounting Department/ Accounts Payable
     Address: Celle 114 No. 9 -01 Torre A Oficina 707
     Bogota, D.C.


9.4 GHK shall pay the ADMINISTRATOR, the unpaid invoices duly approved., on the following Friday, thirty (30) calendar days after the proper submission of the invoice..

9.5 Payments shall be made in the above-mentioned offices or at the place GHK indicates. GHK shall not make no payments in cash or with checks drawn to the holder, related to this CONTRACT. GHK shall only make payments with checks or electronic transfers to the name of the ADMINISTRATOR. GHK shall not pay to third parties on behalf of the ADMINISTRATOR, except express approval for such purpose by the ADMINISTRATOR.

9.6 To the extent applicable to the contracted service, all the invoices shall comply with the following requisites:

a.  ADMINISTRATOR's name and TIN, address and phone number..
b.  GHK COMPANY COLOMBIA's name and TIN (TIN: 08001854403).
c. The legend "Sales Invoice" or "Purchase/Sale Invoice" or "Invoice for Technical Services", as required.
d.  To be numbered (numbering shall match a consecutive billing system).
e.  Issuance date for the invoice.
f.  AFE code (Authorization For Expenditure) No. 01.001.09
g.  CONTRACT number.
h. Specific or general description of the works performed and/or services provided, site where they were performed/provided, period during which they were performed/provided..
i. Total value of the operation and IVA disaggregation, indicating it is under the Common System and whether IVA withholder or not.
j. Name or trade name and TIN of the invoice's printer and DIAN's Resolution number authorizing the invoice's print.
k. Invoices shall bring the corresponding supporting documents that enable determining that works or services have been accepted satisfactorily by GHK's REPRESENTATIVE.
l. The economic activity and applicable Industry and Trade Tax rate for taxpayers of Santa Fe de Bogota, D.C.
m.  They shall be submitted in Spanish.
n. Should the ADMINISTRATOR be self-withholder, certified photocopy of DIAN's corresponding resolution, for just one time, and indicating (in each one of the invoices) the number of the resolution.
o. Invoices shall include the withholding values as guarantee set forth in the CONTRACT.
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Letters a, c, d and j shall be submitted in print.

9.7 Invoice payment shall be subject to proof, on the part of the ADMINISTRATOR, of the establishment of insurance policies for the amounts and other conditions set forth in the clause on policies herein.

9.8 GHK may object the invoices not prepared pursuant to this clause and the objection shall be notified to the ADMINISTRATOR in the ten (10) working days following the receipt of the invoice, specifying the reason for the objection. Whenever an invoice is returned to the ADMINISTRATOR, due to reasons imputable to him, the term for its payment shall start on the date in which GHK receives the invoices again with the relevant corrections. Notwithstanding the above, GHK shall proceed to pay the non-objected or undisputed amounts within the term set forth in number 4.3 of the present clause.

9.9 Notwithstanding the above, GHK reserves the right to request a clarification or correction of the invoices or bills prepared by the ADMINISTRATOR, even if they have already been paid for, provided this right is exercised in the twenty four (24) months following its payment, stating the reasons for its objection. Should there be no objections in this period of time, the invoices shall be considered as correct, unless the mistakes were arithmetic mistakes.

9.10 Payments to which this clause makes reference to, shall be subject to the relevant tax withholdings. The withholdings GHK makes to the ADMINISTRATOR shall be made in the same currency in which the payment is made. Likewise, refunds made by GHK to the ADMINISTRATOR shall be made in the same currency in which the withholding were made, without interests or adjustments of any kind..

9.11 Whenever invoices are prepared in dollars, the ADMINISTRATOR shall submit its invoices to GHK in a period of time not exceeding the one stipulated in number 4.1. Should the ADMINISTRATOR fail to submit the invoice in this stipulated term, the ADMINISTRATOR authorizes GHK to deduct one percent (1%) of the value of the invoice for every month of delay in the submittal of the invoice, starting on the month following the one in which the ADMINISTRATOR rendered the services or performed the works.

TENTH. BONUS AND PENALTIES.-

10.1 In the event the REAL COST of the project is lower than or equal to NINE MILLION NINE HUNDRED THOUSAND DOLLARS (US$ 9.900.000.oo), and the works are executed within one hundred and twenty (120) calendar days following the date on which the works commencement minutes are signed, or within the authorized extensions, GHK shall grant the ADMINISTRATOR as bonus, a total
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additional fee, including VAT, amounting to fifty percent (50%) of the difference between US$ 9.900.000.oo and the REAL COST. This bonus will be paid once signed the liquidation minute of the CONTRACT and for its invoicing and payment the same rules provided for the invoicing and payment of the PLUS.

10.2 If the REAL COST is lower than or equal to NINE MILLION NINE HUNDRED THOUSAND DOLLARS (US$ 9.900.000.oo), but the works are conducted in a period of time exceeding one hundred and twenty (120) calendar days following the signature of the works commencement minutes, or once the authorized extensions have elapsed, GHK shall not grant the ADMINISTRATOR the bonus mentioned in the previous item. In this case the ADMINISTRATOR shall pay for the penalties foreseen herein and in the penalty clause when required.

10.3 If the REAL COST exceeds NINE MILLION NINE HUNDRED THOUSAND DOLLARS (US$ 9.900.000.oo), and is lower than or equal to TEN MILLION THREE HUNDRED THOUSAND DOLLARS (US$ 10.300.000), GHK shall grant no bonus at all to the ADMINISTRATOR, despite the works are conducted in the one hundred and twenty (120) days following the signature of the works commencement minutes or of its duly authorized extensions..

10.4 If the project's REAL COST exceeds NINE MILLION NINE HUNDRED THOUSAND DOLLARS (US$ 9.900.000.oo), and is lower than or equal to TEN MILLION THREE HUNDRED THOUSAND DOLLARS (US$ 10.300.000), and the works are conducted in a term exceeding one hundred and twenty (120) calendar days or the additional authorized term, the ADMINISTRATOR shall pay the penalties foreseen herein and in the penalty clause when required.

10.5 If the REAL COST exceeds TEN MILLION THREE HUNDRED THOUSAND DOLLARS (US$ 10.300.000), the ADMINISTRATOR shall pay GHK a penalty as provided hereforth:
         a. If the works are executed in a period less or equal to one hundred and twenty calendar (120) days, the ADMINISTRATOR will pay GHK fifty per cent (50%) of the difference between TEN MILLION THREE HUNDRED THOUSAND DOLLARS (US$ 10.300.000) and the PROJECT'S COST.
         b. If the works are executed in a term greater than one hundred and twenty calendar (120) days or the additional term has elapsed, the ADMINISTRATOR will pay GHK fifty per cent (50%) of the difference between TEN MILLION THREE HUNDRED THOUSAND DOLLARS (US$ 10.300.000) and the PROJECT'S COST up to day 120; from that day onwards GHK will either charge the fines and penalty clause provided in this contract or fifty per cent (50%) of the
              PROJECT'S COST above TEN MILLION THREE HUNDRED
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              THOUSAND DOLLARS (US$ 10.300.000) and until project completion.

10.6 When the ADMINISTRATOR'S penalty is to pay fifty per cent (50%) of the PROJECT'S COST as indicated above, the calculation for this penalty shall be made by the WORKS COMMITTEE, within the month following GHK'S request. For the payment of the penalty, this CONTRACT shall be considered to convey an enforceable right and the ADMINISTRATOR authorizes GHK to discount the value of the penalty from the value withheld in guarantee as herein provided and, if not sufficient, withholding the value of the invoices pending to be paid by the ADMINISTRATOR. The balance, if any, shall be paid by the ADMINISTRATOR in the thirty (30) days following the date on which GHK submitted the total invoice. The ADMINISTRATOR shall be the only responsible before GHK for the payment of the penalty foreseen herein , without prejudice of the right of the ADMINISTRATOR to repeat against the CONTRACTORS, should this had been stipulated in the respective contracts.

10.7 For the effects of determining the fifty percent (50%) that the ADMINISTRATOR shall pay , he authorizes GHK to carryout periodical audits with respect to payments legalized via the OLEODUCTO GUADUAS FUND.

ELEVENTH. TERM.-

The term of the present CONTRACT is one hundred and twenty (120) calendar days starting on the date the Works Commencement Minute is signed, and the creation of the OLEODUCTO GUADUAS FUND.

TWELVE. RETENTION IN GUARANTEE. -

12.1 The ADMINISTRATOR expressly authorizes GHK to make a three percent (3%) withholding every time GHK must pay the fees related to this contract, as a performance guarantee deposit by the ADMINISTRATOR for all the obligations it assumes by virtue of the present CONTRACT. This withholding shall not be applies to the VAT, provided it is disaggregated in the invoices. The withheld amounts shall be reimbursed by GHK to the ADMINISTRATOR deducting, when required, the amounts GHK destined to pay, indemnify, repair damages, obligations or fines for which the ADMINISTRATOR is liable. It is expressly understood and agreed that the sums withheld earn no interest.

12.2 In order to request the refund of the amount withheld, the ADMINISTRATOR must wait until the last invoice for the works or services object of the CONTRACT has been paid to him, and shall submit the following documents, to the extent they are applicable to the contracted service:
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a.  Invoice for the withheld value, listing each one of the invoices submitted and the withheld amount.
b. Insurance policies or their extensions, under the terms required herein, in force until the term provided for in the CONTRACT, and with the payment records of the corresponding premiums.
c.  All expenses paid certificates by suppliers and CONTRACTORS.
d. All expenses paid certificates for the land and properties the pipeline will cross, stating the agreement of the owners of the works conducted by the ADMINISTRATOR in their properties.
e. All labor costs paid certificates both of the ADMINISTRATOR'S and the CONTRACTOR'S employees, as well as a certification by the Labor Inspection in Bogota, certifying there are no labor claims against the ADMINISTRATOR, the CONTRACTORS and/or GHK.

THIRTEENTH . ADMINISTRATOR'S AND CONTRACTORS PERSONNEL. -

13.1 The parties expressly state that, due to its nature, the present CONTRACT is not an employment contract, giving rise to no labor relation at all in any of the relations between the ADMINISTRATOR, its employees, or agents at its service with GHK. Even when GHK facilitates and makes available for the ADMINISTRATOR, its employees, or agents, its facilities and infrastructure such as secretary support, office space or establishments, among others.

13.2 Pursuant to the above the ADMINISTRATOR shall be and shall be considered as an independent ADMINISTRATOR and not as GHK's agent, representative, employee or mere intermediary.

13.3 Neither GHK nor its representatives shall have the power to exercise any type of subordination in front of the ADMINISTRATOR's employees or representatives, not assigned to the project's execution. The development of the CONTRACT and of the project shall be exclusively supervised and controlled by the ADMINISTRATOR.. Notwithstanding the above, in the event of a crisis or public order disruption, the special recommendations issued by GHK's Security Manager shall be considered.

13.4 It is expressly understood and stipulated that each and all the officials, technicians and other personnel assigned by the ADMINISTRATOR for the compliance of this CONTRACT, give rise to a unique and exclusive labor relation with the ADMINISTRATOR. Therefore, the ADMINISTRATOR shall be responsible for the payment of all salaries, legal and additional benefits, indemnification, additional work, uniforms, insurance and, in general, the compliance with all the affiliation obligations and contributions to the Integral Social Security General System and other additional payments (ICBF, SENA, Cajas de Compensacion Familiar, etc.) the law imposes on it as the only employer of its workers. GHK reserves the right to conduct Labor Audits during
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the term of the CONTRACT and one more year, to guarantee the compliance by the
ADMINISTRATOR of the respective labor obligations.

13.5 GHK authorizes the ADMINISTRATOR to contract, charging it to the contract, the services of temporary service companies for the supply of personnel exclusively destined to the project. The contract with such company(s) shall be previously approved by the PURCHASES and CONTRACTS COMMITTEE.


13.6 If as a result of the failure by the ADMINISTRATOR to comply with the legal and contractual obligations mentioned in the previous paragraph and as provided for in article 34 of the Labor Code and the regulations added to it or that amend it, a legal decision determines GHK is jointly and severally liable for payments and indemnities corresponding to the ADMINISTRATOR, for one or several of its employees, GHK shall be entitled to repeat against the ADMINISTRATOR and may exercise the withholding right on any amount owed to the ADMINISTRATOR, up to the values being judicially and extrajudicially charged.

13.7 The ADMINISTRATOR shall execute the object of this CONTRACT through its own staff, equipment and materials. The staff is fully trained, qualified and specializes in the tasks object of the present CONTRACT and is made up by honorable people workman wise in order to provide the these services. The ADMINISTRATOR shall be in charge of the personnel required for the performance of the tasks object of this CONTRACT and, in any case, the behavior of the members of its personnel shall be under the necessary care and supervision.

13.8 Without prejudice of the above, GHK reserves the right to request from the ADMINISTRATOR, the substitution of any of the members of its personnel assigned to the CONTRACT, whenever GHK deems it advisable and without having to justify the reasons for it, with the corresponding obligation by the ADMINISTRATOR to proceed to its immediate substitution, to be made in a maximum of four (4) calendar days, starting on the date the ADMINISTRATOR receives the respective written notice from GHK's REPRESENTATIVE. The ADMINISTRATOR shall be liable for the damages caused by the delays in the removal and appointment of the replacement person.

13.9 The ADMINISTRATOR shall comply with what is provided for in Law 100 of 1993 and shall submit to GHK a copy of the self liquidating form of the agency covering anything related with professional accidents and risks for the ADMINISTRATOR's employees.

13.10 The obligations to which this clause makes reference, are understood as applicable to the SUBADMINISTRATORS (if any) in relation to their workers, being the ADMINISTRATOR in any case liable for any omission in this respect.
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13.11 The ADMINISTRATOR and its workers, as well as the CONTRACTOR and its workers, if any, shall be compelled to comply with all the discipline, physical and industrial safety regulations GHK set forth in GHK'S Tender GHK-006-00.

13.12 In order to improve the participation by the community at the SITE OF THE WORKS, the ADMINISTRATOR commits to give priority to unskilled workers of the region, that may be required for the execution of the works or provision of services object of the present CONTRACT.

FOURTEENTH. LIST OF PERSONNEL, SAFETY AND DISCIPLINE REGULATIONS.

14.1 The ADMINISTRATOR shall supply, prior to the commencement of the CONTRACT and when GHK so requires, a list of the personnel that will be employed or is employed for this CONTRACT's tasks, with their respective first and last names, citizen identification number or identification document. Such list shall be submitted for GHK's approval. The ADMINISTRATOR shall notify GHK immediately of any new personnel or change in personnel destined for the compliance of the object of this CONTRACT.

14.2 GHK may request the ADMINISTRATOR that its personnel carry legible and numbered ID cards for their identification. The ADMINISTRATOR shall be solely responsible for providing such IDs.

14.3 The ADMINISTRATOR commits to have all the personnel employed in the development of this CONTRACT strictly comply with all the security and internal regulations in place, or that GHK or the competent authorities may put into place at the SITE OF THE WORKS.

14.4 It is the ADMINISTRATOR's responsibility to control the discipline of its personnel and to impose the relevant corrective measures in order to keep such discipline, following the procedure foreseen in the law for such end.

14.5 It is completely forbidden to purchase, sell or drink any type of alcoholic beverage or hallucinogenic substances at the SITE OF THE WORKS. Likewise, it is prohibited to show up at the SITE OF THE WORKS under the effect of the mentioned drinks and substances, despite they have been consumed outside of the SITE OF THE WORKS. It is also prohibited carry lethal weapons or explosives at the SITE OF THE WORKS. The non compliance of this special obligation by the ADMINISTRATOR, may give rise to requesting the removal of employees or to the termination of the corresponding contract.

FIFTEENTH. INDUSTRIAL SAFETY, OCCUPATIONAL HEALTH AND ENVIRONMENTAL PROTECTION.-

15.1 The ADMINISTRATOR states knowing, and becomes liable for complying at its own cost with all the legal and technical regulations on industrial safety, occupational health, environmental protection, fire prevention and control, as well as the manuals, regulations, procedures and guidelines GHK sets up in this respect. In particular, the ADMINISTRATOR declares knowing law 491 of 1999 and its implications.

15.2 To the extent applicable to the contracted service, among the personnel assigned to the CONTRACT and at the SITE OF THE WORKS, the ADMINISTRATOR will keep - on a permanent basis - at least one (1) official with proven experience in this area and responsible for the compliance with the regulations and procedures mentioned in this clause. He will also be the authorized spokesman of the ADMINISTRATOR for these purposes.

15.3 It is the ADMINISTRATOR's obligation to meet, through such official, prior to the commencement of the CONTRACT, with the person appointed by GHK foe the Environmental Control at the SITE OF THE WORKS. This person will let him know the regulations, procedures, manuals and guidelines to be observed, and shall also be in charge of receiving and analyzing the Industrial Safety, Occupational Health and Environmental Protection Program projected to cover the tasks to be conducted by the ADMINISTRATOR..

15.4 It is the ADMINISTRATORS obligations to provide at its own cost and in a timely and complete manner, all the elements, uniforms and shoes necessary to comply with the legal regulations on industrial safety and to adopt the provisions established in this respect by GHK. Any GHK REPRESENTATIVE may, at any time, require the ADMINISTRATOR to remove from the SITE OF THE WORKS those workers working under conditions attempting against their personal safety or who are not complying with the industrial safety regulations. This circumstance, according to its seriousness in GHK's opinion, may give rise to a suspension or unilateral termination of the CONTRACT for fair cause by GHK.

15.5 In the event the ADMINISTRATOR fails to provide all the industrial safety and environmental protection equipment for the due execution of the CONTRACT on a timely and complete manner, GHK is authorized to supply the missing equipment, charging it to the ADMINISTRATOR at the equipment's cost, delivering it at the SITE OF THE WORKS, plus a fifteen percent (15%) administrative and management fee. These costs shall be deducted from the invoices and the ADMINISTRATOR so authorizes it. Likewise, should the non compliance of this requisite cause the suspension or delay in the commencement of the execution of the object of the CONTRACT, such suspension or delay shall be imputable to the ADMINISTRATOR.

15.6 If the SITE OF THE WORKS is a risk area or if for any reason it becomes a risk area when conducting the works, the ADMINISTRATOR shall provide the equipment and tools suitable to work in such areas. These works are strictly subject to the procedures of GHK's HSE Department. Further, and to the extent it is applicable to the contracted service, the ADMINISTRATOR shall always keep a first aid kit at the SITE OF THE WORKS.

15.7 In addition, the ADMINISTRATOR must provide GHK with the following, at its own cost:

a. A report of all accidents, damages to property, professional illness or any other health alteration affecting any of the members of its personnel, in the twenty four (24) hours following the occurrence, or upon the confirmation of the diagnosis, backed by a research report, including the corresponding analysis, indicating the causes and measures adopted, according to procedures and formats provided by GHK. The original of this report shall be sent to the HSE Department and a copy shall be annexed to the invoice, as part of the documents required for payment.
b. A monthly report in the five (5) first days of every month, on the work accidents causing disability, professional illnesses, work accidents causing no disability, that have received medical treatment or first aid attention, number of man/hours worked, accidents with vehicles and total kilometers traveled by the vehicles. The original report shall be sent to the HSE Department and a copy shall be annexed to the invoice, as part of the documents required for payment..
c. Reports on "Incidents". An incident is understood as all event that may become the cause for or that threatens to produce an accident..
f. The ADMINISTRATOR commits to attend the ADMINISTRATORs' Safety Committees, coordinated by GHK. The ADMINISTRATOR will send to these Committees its representative at the SITE OF THE WORKS.

15.8 The ADMINISTRATOR shall request the CONTRATORS proof of the purchase and delivery of the personal protection elements (gloves, boots, uniforms, helmets, masks, eye protectors and all other protection elevements the work will require). This elements an equipment must comply with the local industrial security norms applicable to the area and shall be enforced to be used by the personnel.

15.9 Hunting, fishing and wild animal transportation is entirely forbidden at the SITE OF THE WORKS, as well as tree felling.

15.10 The ADMINISTRATOR shall give special attention to anything relating to obtainment and treatment of waters, waste disposal, wastes and residual waters, as well as procedures to manage, transport, use and disposal of hazardous substances.

15.11 The ADMINISTRATOR shall take all the actions leading to avoid the contamination of the air, water or soil. If as a result of the activities conducted by the ADMINISTRATOR GHK needs to conduct cleaning, mitigation or rehabilitation actions, as a result of the contamination of the surface caused by equipment under control of the ADMINISTRATOR, and to the extent they are caused by the ADMINISTRATOR's fault, these tasks shall be conducted and charged to the ADMINISTRATOR. Therefore, the ADMINISTRATOR expressly authorizes GHK to deduct from its invoices the costs incurred for such cleaning, mitigation or rehabilitation tasks.

15.12 Whenever the ADMINISTRATOR produces wastes that contaminate the surface, coming from equipment under control of the ADMINISTRATOR, and to the extent they are caused by the ADMINISTRATOR's fault, it shall supervise they are discharged at the sites approved in advance by GHK for such purpose and in compliance with the relevant environmental laws or regulations, using the final disposal procedures established by GHK. Likewise, all chemical, toxic or any other product, or radioactive or dangerous material used by the ADMINISTRATOR for the execution of the object of this CONTRACT shall be used according to the indications issued in this respect by GHK's HSE Department and, in any case, at the termination of the CONTRACT or at the time when the ADMINISTRATOR leaves the SITE OF THE WORKS, it shall remove all these products from the SITE OF THE WORKS, at its cost and risk and shall be responsible for their management leaving the SITE OF THE WORKS in conditions very similar to how it received it. The ADMINISTRATOR expressly authorizes exempting GHK from any responsibility in this respect.

15.13 It is the ADMINISTRATOR's obligation to see that its CONTRACTORS comply with the same regulations, instructions and procedures indicated in this clause. The non-compliance of what is provided for in this clause shall entitle GHK to terminate the CONTRACT, without prejudice of the legal penalties it may give rise to.

15.14 It is the ADMINISTRATOR's obligation to see that CONTRACTORS and their employees and agents, as well as the ADMINISTRATOR'S employees and agents do not incur in the faults foreseen in this clause. The following are considered as faults, among others:

As to physical  safety:

a. Non-compliance of Corporate Security Policies included in GHK's Bid Request 006-00.

As to Industrial Safety:

a. Lack of instructions to workers on the specific risks posed by the works to be executed and on the SITE OF THE WORKS in which they will be developed. This instruction is to be provided by the ADMINISTRATOR
b.  Conducting works without having the corresponding permit issued by GHK.
c.  Failing to comply with the recommendations specified in the work permits.
d.  Not wearing the personal protection equipment.
e.  Driving vehicles at high speed and not fastening the safety belt.
f. Not providing the supervisor od person in charge of safety matters in the event GHK requests it.
g. Not investigating or reporting accidents or almost accidents, fires or spills..
h. Failing to comply with the agreements made with the ADMINISTRATOR's representative during inspections.
i. Not attending the ADMINISTRATOR's industrial safety committee, coordinated by GHK.
j.  Having vehicles without service check up.

As regards to Environmental Management

a.  Contaminating water bodies with solid and liquid wastes.
b.  Tree felling.
c.  Hunting, fishing, catching or transporting wild fauna.
d.  Using chemical products not authorized by GHK's HSE Department.
e.  Excavating at unauthorized sites.
f.  Improperly managing radioactive sources.
g.  Disposing of wastes, muds and garbage in unauthorized sites.

As regards to Fire Fighting

a. Using protection equipment against fire of industrial areas, without authorization by GHK's supervisor (under non emergency conditions).
b.  Producing non authorized ignition sources.
c.  Smoking in forbidden areas.
d. Transporting inflammable liquids and fuels in open or plastic containers and without securing them.
e.  Lacking extinguisher in the vehicles.
f. Lack of periodic maintenance and inspection of the extinguishers at the work fronts.

15.15 In the event the ADMINISTRATOR incurs in any of the above described faults, GHK shall impose on the ADMINISTRATOR the necessary penalties, prior evaluation of the seriousness of the fault.

15.16 The ADMINISTRATOR becomes liable for including this clause in all the SUBCONTRACTS it enters.

SIXTEENTH. RISKS AND RESPONSIBILITIES OF THE ADMINISTRATOR. -

16.1 The ADMINISTRATOR accepts from now on as own and directly and personally assumes all the risks that may be faced by its personnel and equipment in the development and in relation to this CONTRACT. The ADMINISTRATOR commits no to file claims of sue GHK for any reason, except for damages caused by gross negligence directly imputable to GHK.

16.2 The ADMINISTRATOR accepts from now on as own and commits o assume and repair immediately any damage caused by its personnel and/or equipment to third parties and their properties or to GHK due to or on the occasion of the execution of this CONTRACT, except in the event of damages caused by a fault directly imputable to GHK.

SEVENTEENTH INDEMNIFICATION FOR PATENTS. -

17.1 The ADMINISTRATOR shall advocate, indemnify and hold GHK free from all claims coming from a third party, for violation or assumed violation of any patent, patent request or other industrial property right that arises in connection with the development by the ADMINISTRATOR of this CONTRACT. The ADMINISTRATOR shall ensure that a similar indemnification in favor of GHK is included in all SUBCONTRACTS.

17.2 GHK shall advocate, indemnify and hold the ADMINISTRATOR free from all claims coming from a third party, for violation of any patent, patent request or other industrial property right that arises in connection with the use the ADMINISTRATOR makes of what is described below, according to the terms under which these were provided by GHK to the ADMINISTRATOR:

a. Specifications, information or documentation furnished by GHK according to the stipulations of this CONTRACT
b.  Technology incorporated in the design by GHK instructions.
c. Technology or equipment furnished by providers or SUBADMINISTRATORS, in the event such providers or SUBADMINISTRATORS have been directly appointed by GHK.

17.3 The ADMINISTRATOR shall make everything possible to identify any violation herein mentioned and shall immediately report it or any claim made in connection to GHK. On its turn GHK shall immediately inform the ADMINISTRATOR of any claim it receives.

17.4 The terms of this clause shall remain in force throughout the execution of this CONTRACT, and once it is terminated by any cause, for a term equal to the prescription of the actions associated to it or until the claim has been finally settled, whether the action has commenced already or commences later.

EIGHTEENTH- DAMAGES TO THE OTHER PEOPLE'S PROPERTY

The ADMINISTRATOR is responsible for the damages caused to third parties and their goods resulting from the execution of this CONTRACT and may not charge to the project any expense associated with such responsibility. Consequently, it commits to face any claim and to pay the necessary indemnification. He is obliged to include in the contracts for this CONTRACT that each of the CONTRACTORS shall be responsible for the damages that cold be caused to third parties and their property in the execution of each of the COINTRACTS. To cover this risk, the ADMINISTRATOR shall request that the CONTRACTORS the guarantees needed and will overlook that the guarantees are valid during the execution of such CONTRACTS. If the guarantees are no in place timely , the ADMINISTRATOR is responsible to GHK in case of a claim.

NINETEENTH- LIENS, ATTACHMENTS AND CHARGES

19.1 The ADMINISTRATOR guarantees that the CONTRACTORS have a valid property over all the equipment and technological documentation and other elements it provides for the execution of the CONTRACT. The ADMINISTRATOR shall inform GHK, prior to signing each CONTRACT, of any limitation of domain (claim, mortgage, charge, lien) on such equipment.

19.2 The ADMINISTRATOR shall include in the contract that each CONTRACTOR shall face any claim associated to the equipment, supplies and materials it furnishes.

TWENTIETH.INDEMNITY OF THE PARTS.-

20.1 Each party will protect, indemnify and shall not hold the other party liable for any claim, demand or action for injuries or death of their own employees and for all damages, losses or destruction of such employees' property or of each one of the Parties, without considering how, when or where such damages, losses or destruction occur, except when the injuries, deaths, damages, losses or destruction have resulted from acts or omissions imputable to the other Party or from ill intentioned or fraudulent behaviors by such PARTY.

20.2 It is understood and agreed that any indemnification provided by GHK for the benefit of the ADMINISTRATOR as a result of this CONTRACT, shall extend to its affiliated companies, to the members of its personnel, its employees and agents.

TWENTY FIRST.- AUDIT.-

21.1 GHK shall be able to conduct, directly or indirectly, technical, financial and any other type of audit. For this, the ADMINISTRATOR commits to keep, preserve and put at GHK'S disposal all the documents, contracts and correspondence related to the execution of this CONTRACT, including those related with the administration of the OLEODUCTO GUADUAS FUND, for the term of the CONTRACT plus two (2) additional years starting on the expiration date of the term or of its extensions, if any. The auditing right to which GHK is entitled pursuant to this clause shall not include the ADMINISTRATOR'S industrial secrets, formulas or processes, nor the components of the profits fixed rates or margins of the ADMINISTRATOR.

21.2 During such term, GHK is expressly authorized by the ADMINISTRATOR to inspect its accounting books and other records and correspondence, in order to verify the accuracy of this CONTRACT's related accounts, at GHK's cost, foreseeing however that the ADMINISTRATOR shall be entitled to exclude any record associated to any patented material and industrial secrets, formulas or processes based on such inspection. For this end, GHK shall notify the ADMINISTRATOR of its intention to conduct an inspection indicating the causes or reasons justifying such inspection. In the event inaccuracies are demonstrated in the accounts object of inspection, the parties commit to make the necessary adjustments.

TWENTY-TWO. PERMITS AND LICENSES.-

The ADMINISTRATOR shall be solely responsible for the obtainment of the permits, licenses and certifications necessary for works of the project, different from the ones GHK has already obtained and that have been mentioned in ANNEX 1 of the CONTRACT.

TWENTY-THREE. PROHIBITIONS AND EXPRESS OBLIGATIONS.-

THE ADMINISTRATOR and its personnel commit expressly to:

23.1 Strictly comply with the legal and regulatory provision, the rules and regulations and industry rules and regulations that are applicable and the regulations set forth by GHK at the SITE OF THE WORKS and to abstain from conducting unlawful activities.

23.2 Supply all the elements necessary for the compliance of duties by employees, subordinates, agents or SUBADMINISTRATORS employed for the development of the present CONTRACT.

23.3 Commits not to incur, among other things, in some of the behaviors described below:

a. To make, tolerate or omit any thing, unjustifiably invoking or giving in to threats on the part of organized criminals or of guerilla groups.

b. To receive, supply, administer, invest, fund, transfer, keep, transport, store or preserve money or goods coming from or with destination to the organized criminal or guerilla groups.
c.  To collaborate or to assist organized criminal or guerilla groups.
d. To build, assign, rent, make available to, facilitate or transfer goods to be destined for concealment of people or the deposit or storage of belongings of the organized criminal or guerilla groups.
e. To paralyze, to suspend or to significantly diminish the compliance with their contractual obligations in following the instructions of organized criminals, of guerilla groups or of their members.

23.4 To the extent applicable to the contracted service, the ADMINISTRATOR shall keep an inventory of the minimum original spare parts necessary for the proper operation and maintenance of its machinery, equipment and tools and shall conduct the servicing and repair of the machinery, tools and equipment it supplies and uses for the execution of the CONTRACT; and furnish the fuels and lubricants required for their operation during the term of the CONTRACT. In the event of damages to the machinery, tools or equipment, the ADMINISTRATOR shall repair or replace them if required, in a term not exceeding seventy two (72) hours starting on the moment the damage is experienced.

23.5 To the extent applicable to the contracted service, strict compliance with the agreements or contracts signed with third parties for the supply of machinery, equipment or services

23.6 Watching over and transporting, at its own risk, and taking care and providing in general a proper management of personnel, material and equipment associated with the object of the CONTRACT, during their mobilization from the ADMINISTRATOR'S headquarters to the SITE OF THE WORKS, and during the return to their headquarters from the SITE OF THE WORKS.

23.7 Providing food, transportation and housing for its personnel during the term of the CONTRACT.

23.8 Attending the claims and demands directly or indirectly associated with the CONTRACT, filed against it, and reporting them in detail to GHK in the three (3) days following the date it learned about them.

23.9 Reimbursing the costs GHK pays whenever it is necessary to resort to another company for the execution of the duties by the ADMINISTRATOR, for total or partial non-compliance by the ADMINISTRATOR, provided the ADMINISTRATOR omitted to remedy any non-compliance, once having received notification from GHK on this matter. These costs may be discounted directly by GHK from any pending balance of payment in favor of the ADMINISTRATOR.

23.10 The ADMINISTRATOR commits that its SUBADMINISTRATORS include in their contracts a clause not holding GHK, its subsidiaries, branches and main offices, responsible, and shall comply with the specifications of this CONTRACT in relation to liabilities and insurance.

23.11 The ADMINISTRATOR commits to conduct the technical and administrative supervision of the works to verify compliance with the specifications foreseen in GHK's tender request, as well as the drawings and budget approved by GHK.

23.12 The ADMINISTRATOR commits to purchase the materials, elements and equipment for the project, under the most favorable conditions for GHK regarding quality and price, transferring to GHK the benefit of all discounts, commissions and rebates obtained.

23.13 Should any of the above behaviors be not complied with, the ADMINISTRATOR authorizes GHK to unilaterally terminate the CONTRACT and the ADMINISTRATOR understand having not complied with it, provided it has notified the ADMINISTRATOR of its non-compliance and the latter has not made the necessary corrections once the term granted for this purpose has elapsed.

GHK

23.14 GHK will commit with the ADMINISTRATOR to deliver,,where possible, a Right of Way of twelve (12) meters of width in the rourte. GHK will commit to do all the activities to authorize the aces to the CONTRATORS to the areas as required by the project. The ADMINISTRATOR declares to know the status of the Right of Way the date of signature of this CONTRACT and have included this in his work program.

23.15 GHK will provide the ADMINISTRATOR with his security system including support by the public force at the project's working fronts, in order to provide the physical security of the project during its construction phase. Likewise, commits to notify the ADMINISTRATOR, when for special reasons the temporary withdrawal of the public force is determined. The ADMINISTRATOR must appoint a security coordinator and designate the transportation elements agreed in the Security Plan to support he Army.

23.16 GHK will commit to provide the resources to feed the OLEODUCTO GUADUAS FUND in the terms and conditions indicated in ANNEX 7 of this CONTRACT. GHK wilL exonerate the ADMINISTRATOR and will assume in fornt of suplieres and CONTRACTORS for any dely in the provision of the resources.

TWENTY-FOUR. POLICIES.-

24.1 The ADMINISTRATOR commits with GHK to effect the following policies, to the extent they are applied to the contracted services:

a. Guarantee Policy for the performance of the CONTRACT for an insured value of FIVE HUNDRED THOUSAND DOLLARS (US$ 500,000), that guarantees its faithful execution and compliance. The policy shall be in force during the term of the CONTRACT and that of its extensions, if any, and for one (1) additional month.

b. Performance Bond for Payment of Wages, Indemnities and Fringe Benefits: the policy's minimum insured for an insured value of FIFTY THOUSAND DOLLARS (US$ 50,000), in order to guarantee the payment of wages, fringe benefits, claims or indemnities resulting from the execution of the CONTRACT. The policy shall be in force since the initiation of the CONTRACT, during its term an that of its extensions, if any, and for three (3) additional years, starting on the termination date of the CONTRACT. The establishment of this policy does not exempt the ADMINISTRATOR from the responsibility of paying the wages, indemnities and benefits to its workers, pursuant to the law and in this CONTRACT.

c. Civil Liability and Damages to Third Parties General Policy: for an insured value of THREE HUNDRED THOUSAND DOLLARS (US$ 300,000), in force during the term of the CONTRACT, and of its extensions if any, and for two (2) additional months, as of its termination. The policy shall include coverage for land, tasks, operations, employer, not owned vehicles and excess of own vehicles.

d. Quality and Stability of the Executed Works Policy: for an amount equal to ten percent (10%) of the estimated value of the CONTRACT and for a three-year term following the expiration of the term herein stipulated, including the enlargements that may be agreed upon

e. Guarantee Policy for the management of the OLEODUCTO GUADUAS FUND for an insured value of ONE HUNDRED THOUSAND DOLLARS (US$ 100,000) payable a the exchange4 rate of the date of issue of the Policy and during the same term of the Guarantee Policy for the performance.

24.2 The policies required in this clause shall be effected by the ADMINISTRATOR with an insurance company legally established in the country and acceptable to GHK, in the first five (5) calendar days following the signature of the present CONTRACT. The policies are primary and shall not contribute to any of GHK's insurances.

24.3 The ADMINISTRATOR authorizes GHK to withhold any payment until all the insurance policies required by herein have been satisfactorily submitted to GHK.

24.4 All the policies required herein, except for the life insurance policy, shall include clauses with the following contents:

a. The insurance company expressly waives the right to subrogate against GHK, its headquarters, affiliates or subsidiaries, insuring companies and associates.
b. The insurance company commits to notify GHK in writing, at least thirty (30) calendar days in advance of any modification to the terms of the policy or of its cancellation.
c. The insurance company shall include GHK, its affiliates and successors, its employees, agents and associates as additional insured;

24.5 GHK shall never be liable for the deductible limits or limitations to the conditions established in the ADMINISTRATOR'S policies. The ADMINISTRATOR shall demand from its SUBADMINISTRATORS the same position on the insurance, as applicable. The ADMINISTRATOR will be the only one responsible should the coverage experience deficiencies. Each and all deductibles in the policies shall be borne by the ADMINISTRATOR and he shall be solely liable for them.

24.6 Any indemnity that is received or drawn to the name of the ADMINISTRATOR, resulting from claims filed him, under policies effected by CONTRACTORS, shall be assigned to GHK. GHK shall not require from the ADMINISTRATOR policies for the same concept, except that these must operate exceeding those of the CONTRACTORS.

The ADMINISTRATOR shall see that CONTRACTORS will open upon the signature of contracts, as a minimum, the following policies which shall be constituted within the first five(5) days following the contract signature with an insurance company legally established in Colombia. The CONTRACTORS shall give the ADMINISTRATOR the original of the Policies together with the payment certificate for each of them.


     a. Guarantee Policy for the performance of the CONTRACT for a value of ten percent (10%) of the value of the respective contract in the same terms of the one for the ADMINISTRATOR. Any penalty or penalty clause made effective to the CONTRACTOR shall be sent to GHK.

     b. Performance Bond for Payment of Wages, Indemnities and Fringe Benefits in the same terms of the one for the ADMINSISTRATOR and for a value of : of ten percent (10%) of the value of the respective contract.

     c. Collective Life Insurance Policy: pursuant to Law 100 of 1.993 and other regulations that supplement it, add to or reform it, for all the ADMINISTRATOR'S personnel destined to the execution of this CONTRACT that has not quoted at least twenty-five (25) weeks in the social security system for the pension risk and that covers the risk of death. The policy shall include an annex granting automatic coverage for all the personnel working in the development of the present CONTRACT. In the event of non-compliance, the ADMINISTRATOR is authorized to purchase this policy from an insurance company charging the value to the CONTRACTOR, plus a fifteen (15%) percent administrative fee. The purchase of this Policy does not liberate the responsibility of the CONTGRATROP to affiliate his employees to a Social Security system.

     d. Vehicles Policy. - In the event it is necessary to use vehicles for the execution and compliance of the present CONTRACT, the CONTRACTOR shall obtain or submit, if already existent, a policy for each vehicle covering them, whether own vehicles or vehicles under its responsibility. This policy shall cover third party and passengers civil liability, including medical expenses for the maximum allowable limit under the Colombian tariff. This insurance shall include damage and theft coverage for the vehicles to be used. In the event the ADMINISTRATOR does not take this damages and theft coverage, it shall certify in writing to the ADMINISTRATOR that it will directly assume all the risks and costs that could arise from the damage or theft of such vehicles.

     e. Equipment and Machinery Policy - In the event it is necessary to use the equipment and machinery for the execution and compliance of the present CONTRACT, the CONTRACTOR shall establish an all risk policy covering , total replacement value and loss of the equipment and machinery for the development of the works and/or services described herein. The policy shall cover both the equipment and the machinery owned by the ADMINISTRATOR as well as those belonging to third parties under its responsibility. Such policy shall be in force during the term of the CONTRACT and of its extensions, if any, and shall eliminate exclusions for strike, riots, ill intentioned acts, civil commotion, terrorism, vandalism, flooding and earthquake.

TWENTY-FIVE. FORCE MAJEURE AND ACT OF GOD -

25.1 The PARTIES shall comply with all the obligations stemming from this CONTRACT. In the event of a non-compliance of any of them the PARTIES shall incur liability, except if caused by a duly verified force majeure or act of God. Force majeure and acts of god as understood as unforeseeable events impossible to face..

25.2 Force majeure and acts of god shall be those unforeseeable events impossible to face. Thus, whenever any of the parties are affected by force majeure circumstances preventing them from or delaying them in the compliance of this CONTRACT, it shall notify the other party in writing, attaching the evidence of the force majeure or act of god events and once such evidence is accepted, the terms of the Contract may be suspended or the relevant corrective measures may be adopted. Should the force majeure be of such nature that would lead to consider the advisability to terminate this CONTRACT, the parties shall so record it in writing and the termination, for this reason, shall be understood as fair cause and shall give rise to no compensation for damages.

25.3 Nonetheless, the following constitute exceptions to force majeure and, thus, are risks whose effects are personally assumed by the ADMINISTRATOR:

a.  Threat of terrorist acts.
b. Labor strikes, lock-outs or disturbances in general and by ADMINISTRATOR'S officials.
c. The normal variation in climatic conditions, including the floods that take place at the Contract's execution area. Normal variation is understood as changes in temperature, the rainy season, that of drought or summer, etc., that usually happen every year at the area where works and/or services are being conducted or provided.

TWENTY-SIX. CONFIDENTIALITY. -

26.1 All the information exchanged between the PARTIES in the development of the present CONTRACT is reserved and confidential. The ADMINISTRATOR commits to keep the most strict reserve on the information and not to disclose all or part of the information it may access by virtue of the present CONTRACT, or that has been received or learned by the ADMINISTRATOR directly from GHK or from other ADMINISTRATORs or consultants or originated otherwise and obtained by the ADMINISTRATOR and/or by the members of its personnel, in connection with or as a result of the performance of works an provision of services object of this CONTRACT, to third parties other than GHK or to use it for purposes different to the compliance of this CONTRACT'S object. Any information provided by GHK pursuant to the present CONTRACT shall be the exclusive property of GHK.

26.2 There will be no confidentiality obligation regarding the information that:

a. Is or becomes part of the public knowledge not being the ADMINISTRATOR'S fault, or of the members of its personnel.

b.  Is received from a third party without any confidentiality obligation; and
c. Is in possession of the ADMINISTRATOR before date this CONTRACT comes into force and is not received in compliance with this CONTRACT.

26.3 This confidentiality obligation and the responsibilities arising from its non-compliance extend to all personnel, employees, , subordinates and agents of the ADMINISTRATOR for a three-year (3) term as of the expiration date of the present CONTRACT or of any of its extensions, if any.

26.4 The ADMINISTRATOR and its personnel shall not use GHK'S name or the name of any of GHK's affiliates or subsidiaries in promotional material or making advertising regarding services provided herein or regarding the information, without prior written authorization by GHK. Likewise, the ADMINISTRATOR is bound not to advertise or make any type of statements involving GHK, its associates or the association, or the project on which it is working. Non-compliance of what this clause stipulates shall be fair cause for termination of the CONTRACT, being GHK entitled to the indemnities established by the law.

26.5 The ADMINISTRATOR recognizes that all confidential, technical or commercial material, acquired or used in the execution of this CONTRACT shall be returned, including but without limiting to: maps, registrations, films, reports and communications in general, shall be the property of GHK and shall be returned immediately after no longer being required and, at the latest, upon the termination of the CONTRACT.

26.6 The ADMINISTRATOR commits with GHK to indemnify it for all the damages caused by the violation of what is herein stipulated.

TWENTY-SEVEN. CONFLICT OF INTERESTS AND BUSINESS ETHICS. -

27.1     GHK has in place a policy on business ethics aiming mainly at:.

a.  Maintaining proper internal controls.
b.  Having proper records and reports of all transactions.
c.  Complying with all relevant laws.

27.2 GHK trusts the ADMINISTRATOR'S internal control systems are adapted to fully and truly show both the facts and the accuracy of the financial data or of any other nature submitted to GHK..

27.3 The ADMINISTRATOR shall not be authorized at all to use GHK'S name, nor to perform on behalf of GHK any type of acts that may give rise to inaccurate information regarding assets, liabilities or other transactions, or that may violate the respective relevant law.

27.4 In the execution of this CONTRACT the ADMINISTRATOR shall communicate GHK all the information it may obtain indicating a deviation from the behavior indicate in this clause.

27.5 The ADMINISTRATOR shall pay no bonus, commission and shall not provide GHK's employees or third parties with objects of value; the ADMINISTRATOR shall neither make business with persons, implying direct or indirect beneficial results for any of GHK's employees.

TWENTY-EIGHT.  FINES AND PENALTY CLAUSE. -

28.1 In the event of non-compliance by the ADMINISTRATOR and/or the non delivery of the works that constitute the critical path of the project in the 120 calendar days foreseen herein, at GHK's satisfaction pursuant to ANNEX No. 1, the ADMINISTRATOR shall pay the fines imposed on him for this reason, for a daily amount of TWENTY THOUSAND DOLLARS (US$ 20,000) converted to Colombian pesos at the exchange rate of the date in which GHK requires the payment, for each day of delay, without exceeding THREE HUNDRED THOUSAND DOLLARS OF THE UNITED STATES OF AMERICA (US$ 300,000). If after fifteen (15) days of the expiration of the term stipulated the ADMINISTRATOR has not satisfactorily delivered the project pursuant to ANNEX No. 1, he will cease to pay the fine and shall be liable for a penalty clause for an amount of TWO HUNDRED THOUSAND DOLLARS (US$ 200,000) converted to Colombian pesos a the exchange rate of the payment date, and with this he will not be exonerated to complete the Project. Critical path shall be understood as the mechanical termination of the project, implying that the pipeline is operational.

28.2 If the ADMINISTRATOR fails to deliver on time the works that are activities that do not make part of the project's critical route, at GHK's satisfaction, as provided in ANNEX No. 1, the ADMINISTRATOR shall pay GHK a daily fine equivalent to ten percent (10%) of the value of the works pending to be executed.


28.3 The ADMINISTRATOR authorizes GHK to deduct the previous amounts from the pending payments to the ADMINISTRATOR, from the withholding as guarantee or to be compensated with any other due and callable obligation, as well as to making an mandatory collection without any legal requirement.

28.3 For the payment of the fine or penalty foreseen in the present clause, the main obligation is not eliminated, under the terms of article 1594 of the Civil Code.

TWENTY-NINE. - SUSPENSION

29.1 GHK may, at any time and for any reason, fully or partially suspend the execution of the project, through written notice provided to the ADMINISTRATOR at least three (3) days in advance to the date the suspension occurs, indicating the causes for said suspension. In the suspension notice GHK shall state the equipment and materials that shall remain at the SITE OF THE WORKS and shall agree with the ADMINISTRATOR on the personnel to stay. GHK shall recognize 100% of the wages for skilled personnel located at the SITE OF THE WORKS and attached to this CONTRACT and 50% of the cost of the equipment located at the SITE OF THE WORKS and destined for the execution of this CONTRACT (not including maintenance, fuel, lubricants) for a maximum of up to seven (7) calendar days after the suspension starts, after which GHK shall evaluate the possibility to extend it or to terminate the CONTRACT.

29.2 The ADMINISTRATOR shall suspend the CONTRACT starting on the date the suspension occurs and shall abstain itself from placing additional orders for inputs, equipment and materials, considering the party affected by the suspension.

29.3 The ADMINISTRATOR shall not be entitled to any indemnity or to an extension of the term when the suspension has been caused by any of the causes imputable to the ADMINISTRATOR.

29.4 The ADMINISTRATOR shall be entitled to no indemnification at all, nor to a term extension, whenever said suspension has been produced by causes imputable to the ADMINISTRATOR.

29.5 The suspension shall extend the term of the CONTRACT for the same term the suspension lasts.

29.6 The suspension's cost shall not make part of the PROJECT'S COST for the calculation of the bonus or of the PLUS foreseen herein.

29.7 If the suspension is the result of GHK's decision, it shall bear the cost for the demobilization of equipment and for the termination of the contracts, when relevant.

29.8 The ADMINISTRATOR may request the suspension of the CONTRACT three(3) days in advance, citing non-compliance of obligations by GHK.

CLAUSE THIRTY. TERMINATION OF THE CONTRACT. -

30.1 The ADMINISTRATOR agrees to and authorizes GHK to terminate the present CONTRACT in the following events:

a. The unilateral without fair cause termination decision by GHK, at any time. Prior to the expiration term, notifying the ADMINISTRATOR in writing fifteen (15) calendar days in advance. In this event GHK shall have to indemnify the ADMINISTRATOR for the amount of THREE HUNDRED THOUSAND

     DOLLARS OF THE UNITED STATES OF AMERICA (US$ 300.000) payable in Colombian pesos, converted at the exchange rate certified by the Banking Inspection Office, for the day in which the ADMINISTRATOR submits the respective invoice to GHK..
b.   Voluntary or forceful dissolution or liquidation of the ADMINISTRATOR.
c. Financial inability or notorious insolvency of the ADMINISTRATOR, which will be assumed when the ADMINISTRATOR stops paying its obligations or its property is fully or partially attached.
d.   Should the execution of the CONTRACT be unsatisfactory in GHK's opinion
e.   Should the CONTRACT be subject to administrative intervention.
f. Negligence of the ADMINISTRATOR in the compliance of the object of this CONTRACT.
g. When the ADMINISTRATOR omits or delays the compliance of the obligations that the law, the CONTRACT and the Collective Bargaining impose on him as only employer of its workers.
h. For not restarting the CONTRACT immediately and under the conditions that the written notification by GHK indicates for restart.
i. For not effecting the policies foreseen herein in the stipulated term, or not making the modifications GHK requires within the term granted for such purpose.

30.2 In the event any of the situations foreseen in this number arise, GHK may terminate the CONTRACT, entitled to the indemnities and the actions authorized by the law.

30.3 The ADMINISTRATOR commits to return to GHK, on the five (5) days following the CONTRACT termination notice, the documents (in writing or in magnetic media), files and other materials it received in order to provide the services.

30.4 The ADMINISTRATOR expressly agrees and authorizes that in the event the CONTRACT is terminated for any of the causes stipulated in items b) through i) of number 30.1, considered as fair causes for termination, this shall give rise to no payment at all as indemnification in favor of the ADMINISTRATOR., and the only obligation by GHK shall be the payment to the ADMINISTRATOR of the services and/or works requested, satisfactorily executed and received at GHK's satisfaction until the effective termination date.

30.5 The PARTIES may, by mutual consent, terminate the present CONTRACT prior to its expiration. In this event, the CONTRACT'S PLUS shall be paid in a proportion equal to the work satisfactorily completed by the ADMINISTRATOR and received at GHK's satisfaction until the CONTRACT'S effective termination date.

30.6 If for any of the causes foreseen in this clause the CONTRACT is terminated and the executed cost is lower than NINE MILLION NINE HUNDRED

THOUSAND DOLLARS (US$ 9.900.000.oo), the payment of the bonus foreseen herein shall not apply.

THIRTY ONE. NON EXCLUSIVITY. -

It is understood, as far as applicable, that GHK shall not be bound through this CONTRACT to require exclusive services from the ADMINISTRATOR.

THIRTY TWO. ASSIGNMENT. -

32.1 The ADMINISTRATOR shall not assign or subcontract, fully or partially, the execution of the CONTRACT, and shall not execute it through a third party, regardless of the legal form it uses, without prior written authorization by GHK and the express acceptance of the third party assignee of all the obligations and liabilities. GHK may assign it at any time, to a person or group of persons with equal economic solvency as GHK. GHK shall preserve the obligation to respond for the payment to the ADMINISTRATOR in connection with those works associated to this CONTRACT, that have been satisfactorily completed by the ADMINISTRATOR and received by GHK prior to the assignment date.

32.2 In the event of assignment, the assignor and the assignee shall be jointly and severally liable before GHK for all the obligations stemming from this contract.

THIRTY-THREE. EXPENSES AND TAXES. -

33.1 Every national, expense, rate, contribution or tax (such as the income tax, the remittances tax, etc.), or departmental or municipal (such as the ICA), arising from the granting, legalization, execution and compliance with this CONTRACT or its extensions, if any, (including stamps tax) shall be solely borne by the ADMINISTRATOR. Since this contract is of undetermined value, the stamp tax will be determined and retained by GHK as it is caused on the PLUS of the CONTRACT.

33.2 The ADMINISTRATOR states knowing the existing tax regulations and, in particular, those related to withholding at the source for all types of taxes, as applicable to the CONTRACT, as well as those related to income taxes and foreign remittances, in the event of payments in foreign currencies, without prejudice of the existing exchange rate provisions. Likewise, it shall accept every new provision and/or any modification arising from the new legal systems mentioned and that affects the terms of this CONTRACT.

33.3 GHK reserves the right to adjust withholding, according to the law. In the event GHK had applied these incorrect rates and/or had made advance payments, the ADMINISTRATOR authorizes GHK to discount from the pending payments in the CONTRACT or in other existing contracts, the value corresponding to those adjustments. Delinquent interests and other penalties imputable to GHK for the incorrect application of the withholdings, shall be borne by GHK. When as a result of the adjustment or liquidation of withholdings at the source and/or of any other kind of tax, balances in favor of GHK arise and cannot be deducted from pending payments to the ADMINISTRATOR, it shall pay them in the thirty (30) calendar days following the notification by GHK, under penalty of 2% delinquent interests per month.

33.4 The stamps tax originated by the CONTRACT, its amendments and additional clauses, and the invoices shall be borne by the ADMINISTRATOR and shall be withheld at the source by GHK, according to the existing tax regulations.

33.5 In the events disputes arise between the ADMINISTRATOR and GHK on the bases, rates, concepts or amounts of the withholdings, sales , stamps or any other type of taxes to be applied to the CONTRACT, the PARTIES accept abiding by the official opinion issued on the matter by the National Tax Agency. However, GHK reserves the right to apply its criterion until the official opinion is issued.

THIRTY-FOUR. WAIVER TO REQUIREMENT'S FORMALITIES.-

The PARTS expressly waives from now on the formalities of the requirement to be established as delinquent in the event of a delay or omission in the compliance of the obligations assumed herein. Therefore, expressly accepts the simple written communication by GHK or the simple communication made before the competent judge, in order to exercise its rights.

THIRTY-FIVE. APPLICABLE LAW, DOMICILE AND CONTRACTUAL LANGUAGE. -

35.1 The present CONTRACT shall be interpreted pursuant to the laws of the Republic of Colombia.

35.2 The DISPUTES or controversy that arise between the parties as a result of the present CONTRACT and its execution, interpretation, development, termination or liquidation, and that may bot be settled by mutual consent as described in the previous item, shall be subject tot he decision of an Arbitration Court made up by three (3) arbitrators appointed by mutual consent by the parties, according to the regulations of the Code of Trade and the special decrees on Arbitration Courts.- in the event the parties cannot reach an agreement, the arbitrators shall be appointed by the Trade Arbitration and Settlement Center of the Bogota Chamber of Commerce, upon previous request submitted by any of he PARTIES. The court thus established, shall meet at the facilities of the Trade Arbitration and Settlement Center, and shall subject itself to the existing legislation and shall issue their opinion in law. Each PARTY shall bear the costs and expenses of all lawyers, consultants, advisors, witnesses and employees hired for this purpose, for any DISPUTE remitted to a arbitration court and the costs ands expenses of the court shall be shared by the Parties in equal parts.

35.3 In the event a DIFFERENCE between the PARTIES cannot be settled pursuant to number 29.2 and is a technical DIFFERENCE, the PARTIES shall appoint a technical expert to settle it. In the event the PARTIES cannot reach an agreement to appoint the technical expert in the five (5) days following the failure of the procedure mentioned in the previous number, then the Sociedad Colombiana de Ingenieros shall appoint the mentioned expert in the ten (10) days following the date the request is made.

35.4 Once the technical expert is named:

a. The technical expert thus appointed shall issue his opinion, with due bases, in the thirty (30) calendar days following his appointment. Likewise he shall determine the place and term to receive the positions and report by the PARTIES and to conduct the hearings required. Upon the request of the experts the PARTIES may run an extension of the indicated term

b. The PARTIES commit to provide the technical expert with all the evidence and information they have and under their control, and that the technical expert may consider necessary for the decision on the technical difference, or that are relevant and are associated with the issue to be settled, that shall be mutually divulged and without delay.

c. The technical expert shall name the consultants and advisors he deems necessary to adopt his opinion. The PARTIES shall cooperate and shall focus and limit the issues to be settle.

d. If in the thirty (30) calendar days following his appointment, or once the extension term the PARTIES grant expires, whichever is the case, the technical expert has not issue his opinion, upon the request of any of the PARTIES a new technical expert may be appointed and the existing technical expert's appointment shall be terminated for the purpose of deciding on the technical difference, except if the existing technical expert issues his opinion with full reasons prior to the appointment of the new technical expert. Such opinion shall have effect and the proposed appointment for the new technical expert shall not be mandatory.

e. Except for cases of fraud or substantial errors, the technical expert's opinion shall be final and compulsory for the PARTIES; and

f. Each PARTY shall bear the costs and expenses of all its lawyers, consultants, advisors, witnesses and employees contracted by the PARTY , in the event of any technical differences remitted to a technical expert, and the cost and the expenses of the latter shall be share by the PARTIES in equal parts.

35.5 For all the legal purposes, the PARTIES designate as their contractual domicile the city of Bogota.

35.6 The PARTIES expressly agree that the Spanish version shall govern the present CONTRACT.

THIRTY- SIX- AUTHORIZED REPRESENTATIVES OF THE PARTIES. -

36.1 The ADMINISTRATOR shall appoint, before starting rendering the services or executing the works, and shall notify GHK in writing, an authorized representative who shall assume the representation of the ADMINISTRATOR and shall be responsible for the works and/or services of the ADMINISTRATOR under the terms and conditions of this CONTRACT. Any instruction given to such representative shall be consider as given by the ADMINISTRATOR. The latter may only substitute its representative with prior written authorization by GHK.

36.2 Likewise GHK reserves the right to request from the ADMINISTRATOR the substitution of such representative or of any personnel when deem necessary and without justifying its reasons, with the corresponding obligation by the ADMINISTRATOR to proceed to such immediate removal and its replacement shall be made in a maximum of four (4) calendar days. The representative shall be present or shall be duly represented at all times, at the site of the works or services, while being executed.

36.3 GHK shall designate one or more authorized representatives to receive communications and issue instructions to the ADMINISTRATOR and to represent it in all the issues related to this CONTRACT. GHK shall communicate the ADMINISTRATOR in writing the name (s) of the representative (s) it designates, as well as any other change in such designation. All the communications related to this CONTRACT, made through the authorized representatives of the PARTIES, shall be made in writing and in Spanish.

36.4 The ADMINISTRATOR shall conduct no activities on behalf of GHK and shall not perform acts on its behalf, except for those set forth in the scope of the present CONTRACT.

THIRTY SEVEN. - SECURITY MEASURES

37.1 The ADMINISTRATOR and its personnel shall strictly comply with all GHK'S security regulations. The ADMINISTRATOR, should GHK request it, shall provide full identification of all persons before being admitted to the SITES OF THE WORKS.

37.2 The ADMINISTRATOR shall learn and comply with the Health, Industrial Safety, Environment and Physical Security Policies (HSE) in Annex No. 3.

37.3 The ADMINISTRATOR commits to comply with all the Security regulations and procedures issued by GHK, contain in the "Security Manual" and in the "Corporate Security Policies" of Annex No. 4. Likewise it commits to report any irregularity, incident, information or observation it has and that may contribute positively to the company's security or prevent risk, danger or threat situations of any nature.

THIRTY EIGHT. -  OTHER CONTRACTS. -

38.1 GHK reserves the right to subscribe and to execute other contracts related to the object of this CONTRACT. The ADMINISTRATOR shall then provide the necessary collaboration to GHK and GHK ADMINISTRATORs working at the SITE OF THE WORKS, to ensure all parts of the services are being provided, that they are properly integrated with other materials, equipment and services provided by GHK or by a ADMINISTRATOR, and for GHK'S general program to be complied with.

38.2 In the event the ADMINISTRATOR has a claim regarding lack of cooperation by other ADMINISTRATORS (different from those under his responsibility) at the SITE OF THE WORKS, it shall immediately report GHK in writing on this specific event so that GHK may determine the actions to be followed.

THIRTY NINE.. - MODIFICATIONS. -

39.1 The PARTIES agree that any modification or addition to the present CONTRACT, after its commencement, shall be recorded in writing through an additional clause, stating it is a modification to the CONTRACT and shall be signed by the Legal Representatives of the PARTIES.

39.2 The modifications to the CONTRACT made by an unauthorized official, agent or employee of the ADMINISTRATOR, whether in written form or verbally, shall have no effect..

FORTY. - MISCELLANEOUS PROVISIONS. -

40.1 In the event one or more of the provisions herein included were judge us void or ineffective, such nullity or ineffectiveness shall not affect any other provision herein, and shall be interpreted as if such provision had never been therein contained.

40.2 No requisite or requirement in this CONTRACT shall be considered as exempted by GHK, unless such exemption is made in writing and notified to the other PARTY. The simple exemption by GHK of a non-compliance or violation of any provision herein shall not be interpreted as an exemption of any later non-compliance or violation.

40.3 The heading used in the text of this CONTRACT only serve as reference and shall not be considered to interpret and enforce this CONTRACT.

FORTY-ONE . CORRESPONDENCE AND NOTIFICATIONS. -

41.1 Any notice or communication required or that one of the PARTIES serves the other in development of this CONTRACT shall be made in writing to the following addresses:

GHK shall be served notice at Calle 114 No. 9-01 Torre A Oficina 707 of the city of Bogota.

41.2 In the event of address change, the PARTY to change, shall make previous and written notice of such modification to the other PARTY.

In witness whereof it is signed in two copies with the same content and value Bogota D.C., on ___________________ (2.000).


GHK                                              THE ADMINISTRATOR:


----------------------------                     -------------------------------
CLAUDIA MILENA VACA M                            RAFAEL DELGADO GONZALEZ
C.C.                                                     C.C.
Legal representative                                     Legal representative

                ADDITIONAL CLAUSE NO. 1 TO GHK'S CONTRACT 018-00
                            CONTRACTOR: COSACOL LTDA.

                               CONTRACT GHK-018-00

                           ADMINISTRATOR:COSACOL LTDA.


GHK COMPANY COLOMBIA, TIN 08001854403, branch office of a foreign corporation legally organized under the laws of Colombia through Public Deed No. 0118 of January twenty one (21) of 1993 of the Sixteenth (16) Notary Public's Office of Santafe de Bogota, with domicile in Santafe de Bogota (hereinafter called "GHK"), represented in this act by its Legal representative, Claudia Milena Vaca, identified as shown below her signature, acting with the power to commit GHK in this Contract and COSACOL LTDA, corporation organized through Public deed No. 2199 of 24 of November of 1994 , with domicile in Bogota, (hereinafter called the "ADMINISTRATOR"), represented in this act by its Manager and Legal Representative Rafael Delgado Gonzalez, identified as shown below his signature, acting with the power to commit the ADMINISTRATOR in this CONTRACT, as recorded in the Legal Incorporation and Representation Certificate attached and making integral part herein, have entered the present additional clause No. 1 to Contract No. 018-00 signed on December 19, 2000, governed by the following clauses:

ONE: Number 1.16 of the First Clause of Contract 018-00 shall read as follows:

1.16 REAL COST: Summation of the DIRECT and INDIRECT COSTS approved by GHK en effectively invoiced and reimbursed, plus the PLUS, plus the taxes to be paid by the project.

TWO: Number 4.2 of Clause Four of Contract No. 018-00 shall read as follows:

4.2 The REAL COST shall be determined by the summation of the PROJECT COST and the PLUS agreed upon for the ADMINISTRATOR according to the percentage stipulated in the previous clause, plus the taxes to be paid by the project. The calculation of the REAL COST, in order to determine the bonus or penalty stipulated in Clause 10 herein, will be made in US dollars and will take into account:

     a. The payments made in Colombian pesos and that are part of the PROJECT COST, including taxes arising from such payments, shall be converted into US dollars at the exchange rate certified by the "Superintendencia Bancaria" at the date of the invoice of the respective CONTRACTOR.

     b. The PLUS, which is payable in Colombian pesos, and its corresponding IVA, shall be converted into US dollars at the exchange rate certified by the "Superintendencia Bancaria" at the date of the invoice by the ADMINISTRATOR.


THREE. The terms and conditions not expressly modified by the present additional clause continue in force.

In witness whereof it is signed in two (2) identical copies in Bogota D.C., on
December   , 2.000.


GHK                                       THE ADMINISTRADOR

---------------------------               ------------------------
Claudia Milena Vaca Murcia                Rafael Delgado Gonzalez
C.C.                                      C.C.
Legal Representative                      Legal Representative